Exhibit 10.20

CAPITAL MARKETS ADVISORY AGREEMENT

April 26, 2021

Alberto Recchi

Galileo Acquisition Corp.

1049 Park Ave. 14A

New York, NY 10028

Dear Mr. Recchi:

The purpose of this letter (the “Agreement”) is to confirm the engagement of Craig-Hallum Capital Group LLC (“Advisor”) by Galileo Acquisition Corp. (the “Company”) to render capital markets advisory services to the Company in relation to, or in connection with, a proposed business combination (the “Transaction”) between the Company and Shapeways, Inc. (the “Target”).

1.                     Engagement of Advisor. The Company hereby engages Advisor and Advisor hereby agrees to render to the Company the services described below on a non-exclusive basis.

2.                  Services. During the term of this Agreement, Advisor shall provide capital markets advisory services including introductions to potential investors on either non-deal roadshows (likely video conference calls), group conference calls, or at Craig-Hallum investor conferences, and such other matters as the parties may mutually agree to with respect to the Company’s financial interests and needs. Such advice and consultation are hereinafter referred to as “Financial Services.” The Financial Services shall be provided to the Company in such form, manner and place as the parties mutually agree. Advisor shall not by this Agreement be prevented or barred from rendering services of the same or similar nature, as herein described, or services of any nature whatsoever for, or on behalf of, persons, firms, or corporations other than the Company. The Company acknowledges that Advisor and its affiliates may have and continue to have investment banking, advisory and other relationships with parties other than the Company pursuant to which Advisor may acquire information of interest to the Company. Advisor shall have no obligation to disclose such information to the Company, or to use such information in connection with the Financial Services.

3.                    Term. The term of this Agreement shall be a period commencing on the date of this Agreement and shall run until the termination of negotiations between the Company and the Target, or the closing of the Transaction (the “Term”).

4.                    Advisory Fee. At closing of the Transaction, the Company will pay Advisor a one-time cash fee of $600,000 for Financial Services rendered (the “Financial Advisory Fee”). The Financial Advisory Fee shall be wired to the Advisor out of the flow-of-funds at closing of the Transaction, with wire instructions provided to the Company at least three (3) business days prior to closing.

5.                Disclaimer of Responsibility for Acts of the Company. The obligations of Advisor described in this Agreement consist solely of providing Financial Services to the Company. In no event shall Advisor be required by this Agreement to otherwise to represent or make decisions for the Company. The Company hereby acknowledges that Advisor is not a fiduciary of the Company. All final decisions with respect to acts of the Company or its affiliates, whether or not made pursuant to or in reliance upon information or advice furnished by Advisor hereunder, shall be those of the Company or such affiliates, and Advisor shall under no circumstances be liable for any expense incurred or loss suffered by the Company as a consequence of such decisions.

6.                Confidentiality. Solely for use in connection with Advisor’s activities on behalf of the Company pursuant to this Agreement, the Company or its representatives will furnish Advisor with all financial and other information regarding the Company that Advisor reasonably believes appropriate in connection with providing the Financial Services (all such information so furnished by the Company or its representatives, whether furnished before or after the date of this Agreement, being referred to herein as the “Information”). Advisor shall at all times maintain the confidentiality of the Information and, unless and until such information shall have been made publicly available by the Company or by others (excluding Advisor or its representatives) without breach of a confidentiality agreement or other duty to keep such Information confidential, shall disclose the Information only as authorized by the Company in writing or as required by law or by order of a governmental authority or court of competent jurisdiction. In the event that Advisor is legally required to make disclosure of any of the Information, Advisor will give prompt notice to the Company prior to such disclosure, to the extent that Advisor can practically do so without violating any applicable law.

7.                  Amendment. No amendment to this Agreement shall be valid unless such amendment is in writing and is signed by authorized representatives of all the parties to this Agreement.

8.                  Waiver. Any of the terms and conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefit thereof, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance. A failure to enforce any provision of this Agreement shall not operate as a waiver of this provision or of any other provision hereof.

9.                  Severability. In the event that any provision of this Agreement shall be held to be invalid, illegal, or unenforceable in any circumstances, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portion or portions were deleted.

10.                Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Any attempt by either party to assign any rights, duties, or obligations which may arise under this Agreement without the prior written consent of the other party shall be void.

11.                 Governing Law and Arbitration. The validity, interpretation and construction of this Agreement and each part thereof will be governed by the laws of the State of New York, without giving effect to its conflict of law principles or rules. EACH OF THE PARTIES AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT BY THE OTHER PARTY OR ITS SUCCESSORS OR ASSIGNS SHALL BE BROUGHT AND DETERMINED IN ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK (OR, IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, IN ANY APPROPRIATE NEW YORK STATE OR FEDERAL COURT), AND EACH PARTY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, NEW YORK COUNTY AND IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND TO SERVICE OF PROCESS UNDER THE STATUTES OF SUCH STATE; AND IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTIONS TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION IN THOSE JURISDICTIONS. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING IN CONNECTION WITH OR AS A RESULT OF EITHER THE ENGAGEMENT UNDER THIS AGREEMENT OR ANY MATTER REFERRED TO HEREIN IS HEREBY WAIVED BY THE PARTIES.

12.                Counterparts. This Agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument.

13.                Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Financial Services, and neither party is relying on any agreement, representation, warranty, or other understanding not expressly stated herein with respect to the Financial Services.

Indemnification and Contribution

As a material part of the consideration for the agreement of Advisor to furnish its services under the Agreement, the Company agrees to indemnify and hold harmless Advisor and its affiliates, and their respective directors, officers, shareholders, employees, agents, and controlling persons within the meaning of either Section 15 of the Securities Act of 1933, as amended (15 USC §770), or Section 20 of the Securities Exchange Act of 1934, as amended (15 USC §78t) (collectively, the “Indemnified Parties”), to the fullest extent lawful, from and against any and all losses, claims, damages, or liabilities (or actions in respect thereof), joint or several, arising out of or related to the Agreement, any actions taken or omitted to be taken by an Indemnified Party in connection with the Agreement. In addition, the Company agrees to reimburse the Indemnified Parties for any legal or other expenses reasonably incurred by them in respect thereof at the time such expenses are incurred. Notwithstanding the foregoing, the Company shall not be liable under the foregoing indemnity and reimbursement agreement for any loss, claim, damage, or liability that is finally judicially determined to have resulted primarily from the fraud, willful misconduct or gross negligence of any Indemnified Party.

If for any reason the foregoing indemnification is unavailable to any Indemnified Party or is insufficient to hold it harmless (other than pursuant to the exceptions listed above), the Company shall contribute to the amount paid or payable by the Indemnified Party in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company, on the one hand, and Advisor, on the other hand, in connection with the services rendered by Advisor. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or otherwise, then the Company shall contribute to such amount paid or payable by any Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits, but also the relative fault of the Company, on the one hand, and Advisor, on the other hand, in connection therewith, as well as any other relevant equitable considerations. Notwithstanding the foregoing, the aggregate contribution of all Indemnified Parties to any such losses, claims, damages, liabilities, and expenses shall not exceed the amount of compensation actually received by Advisor under the Agreement.

The Company shall not affect any settlement or release from liability in connection with any matter for which an Indemnified Party would be entitled to indemnification from the Company, unless such settlement or release contains a release of the Indemnified Parties reasonably satisfactory in form and substance to Advisor (with such approval not to be unreasonably withheld or delayed) and does not include any admission of fault on the part of any Indemnified Person. The Company shall not be required to indemnify any Indemnified Party for any amount paid or payable by such party in the settlement or compromise of any claim or action without the Company’s prior written consent.

[Signature Page Follows]

CRAIG-HALLUM CAPITAL GROUP LLC

By:	/s/ Rick Hartfiel
Name: Rick Hartfiel
Title: Co-President, Head of Investment Banking

ACCEPTED & AGREED TO:

GALILEO ACQUISITION CORP.

By:	/s/ Alberto Recchi
Name: Alberto Recchi
Title: Chief Financial Officer

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